Exhibit 23.5

October 20, 2017

Jianpu Technology Inc. (the “Company”)

Offices of Sertus Incorporations (Cayman) Limited

Sertus Chambers, Governors Square

Suite #5-204, 23 Lime Tree Bay Avenue

P.O. Box 2547, Grand Cayman, KY1-1104

Cayman Islands

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on or about October 20, 2017 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Denny Lee
Name: Denny Lee